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                                                                     Exhibit 2.2

                         OMITTED SCHEDULES AND EXHIBITS
                TO THE PURCHASE AGREEMENT DATED DECEMBER 9, 1997
                   BY AND AMONG ALAN ROSOFF, GREEN SCA CORP.,
                SEED CORPORATION OF AMERICA, GREEN SEED COMPANY
                   LIMITED PARTNERSHIP AND AGRIBIOTECH, INC.
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
Schedule         1        Warehouse and Real Property; Permitted Encumbrances
Schedule      3(a)(3)     Promissory Notes of the Companies
Schedule      4(b)(1)     Third party consents
Schedule      4(b)(2)     Seedco and GSC Subsidiaries etc.
Schedule      4(b)(3)     Qualification
Schedule      4(c)(1)     Pending Litigation
Schedule      4(c)(2)     Complaints from Customers, etc.
Schedule      4(c)(3)     Claims related to Products and Services
Schedule      4(c)(4)     Returns
Schedule      4(d)        Encumbrances
Schedule      4(e)        Trademarks, Tradenames, etc.
Schedule      4(f)        Patents
Schedule      4(g)        Financial Reports
Schedule      4(h)        Material Changes
Schedule      4(j)        Inventory
Schedule      4(k)        Real and Personal Property
Schedule      4(l)        Material Contracts
Schedule      4(m)        Violations or Restrictions
Schedule      4(n)        Court Orders and Decrees
Schedule      4(o)        Books and Records
Schedule      4(p)        Pension, Profit Sharing Plans, etc.
Schedule      4(q)        Insurance
Schedule      4(r)        Rights of Third parties
Schedule      4(s)        Powers of Attorney
Schedule      4(u)        Vendors and Customers
Schedule      4(w)        Compensation Plans and Arrangements
Schedule      4(x)        Governmental and Administrative Licenses, Permits, etc.
Schedule      4(z)        Compliance with Laws
Schedule      4(aa)       Personal Guarantees by Seller
Schedule      4(bb)       Vacation and Other Employee Benefits
Schedule      5(a)(11)    Hazardous Material and Nuisance
Exhibit       3(c)        Escrow Agreement
Exhibit       3(d)(1)     Employment and Non-Competition Agreement
Exhibit       3(d)(2)     Non-Qualified Stock Option Agreement
Exhibit       13(i)       Opinion of Counsel to Seller
Exhibit       15(d)       Opinion of counsel to Buyer
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